Exhibit 10.10


July 17, 2003

VIA E-mail: clive@silverstarholdings.com

Clive Kabatznik
Silverstar Holdings
dba Fantasy Sports Enterprises
6100 Glades Road
Suite 305
Boca Raton, FL  33434
Tel: 561-479-0040
Fax: 561-479-0757

RE: Amendment to Agreement ("Agreement") dated October 7, 2002 between Fantasy Sports Enterprises, Inc. ("FSE") and SPORTS TEAM ANALYSIS AND TRACKING SYSTEMS OF MISSOURI, INC. ("STATS")

Dear Mr. Kabatznik:

The following (the "Amendment") confirms the terms and conditions which STATS and FSE have agreed to in amending the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed to in the Agreement. The parties hereby agree as follows:

1.   Paragraph 1 of the Agreement is hereby  amended by replacing  subparagraphs
     (e) with:

     "(e) STATS shall be responsible for all telephone and/or email customer service in a manner substantially similar to the level of customer service currently being provided by FSE. STATS responsibilities shall also include: mailing of prize checks; oversight of creation, printing & mailing of promotional and report mailings; oversight of creative for print and online advertising.

2.   Paragraph 2 of the Agreement is hereby amended as follows:

     Paragraph 2(b) of the Agreement is hereby deleted in its entirety and replaced by the following:

     "(b) FSE shall be responsible for all billing and collection matters, credit card processing and all associated fees and charges. FSE shall use good faith efforts to consult with STATS with respect to all material Marketing and/or licensing decisions in connection with the Games, provided, however, the parties acknowledge that all final decisions shall be made solely by FSE."

     Paragraph 2(c) of the Agreement is hereby deleted in its entirety and replaced by the following:

     "(c) FSE shall continue to be responsible for all out of pocket costs associated with Marketing of the Games including but not limited to the cost of printing and postage for mailing promotional materials; the media costs associated with any advertising buy; the costs for any necessary outside creative or advertising agency costs associated with the marketing or promotion of the Games. FSE shall use good faith efforts to consult with STATS with respect to all material Marketing and/or licensing decisions in connection with the Games, provided, however, the parties acknowledge that all final decisions shall be made solely by FSE."

     Paragraph 2(f) shall be added as follows:

     (f) FSE shall make available to STATS the equipment associated with the customer service call center including but not limited to: customer service workstatons (personal computers, phones, headsets); telephone recording system; high speed printer; associated software and licenses to operate such equipment; programs for printing reports and marketing materials. FSE shall bear the costs of shipping this equipment from the FSE offices in York, PA to the STATS offices in Morton Grove, IL. FSE shall cooperate with STATS in the transition of this equipment and the customer service operation including but not limited to providing access to FSE employees with expertise in these areas.


3. Paragraph 5 of the Agreement is hereby deleted in its entirety and replaced by the following:

     "5. Term. The term of this Agreement shall commence upon its execution (the "Effective Date") and shall terminate on December 31, 2004 (the "Term"), unless sooner terminated as provided in this Agreement. The Agreement shall automatically renew for a period of one (1) year upon the same terms and conditions unless either party notifies the other party in writing of its desire not to renew the Agreement no less than sixty (60) days prior to the expiration of the Term."

4. Paragraph 8 of the Agreement is hereby amended by adding the following at the end thereof:

     "In addition to the above termination provisions, upon 180 days prior written notice to STATS, FSE may terminate this Agreement, at its sole option, in the event that STATS is merged, consolidated, transfers all or substantially all of its assets, or implements or suffers any material change in executive management or control, or upon any transfer of more than 50% of its voting control. If FSE shall exercise such termination, FSE shall have no further obligation to pay the Fee after the effective date of such termination, and any incentive compensation due STATS hereunder shall be prorated accordingly."

5. Paragraph 9(b) of the Agreement is hereby is hereby amended by adding the following at the end thereof:

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

     "In addition, STATS shall cooperate fully in any transition of the Games to FSE or another supplier, as directed by FSE."

6. Exhibit B of the Agreement is hereby deleted in its entirety and replaced by the a new Exhibit B attached hereto.


Except as amended by the terms of this Amendment, the terms and conditions of the Agreement shall remain in full force and effect. In the event of a conflict between the terms of the Agreement and/or the terms of the Amendment, the terms of the Amendment shall govern and control.


AGREED AND ACCEPTED,

SPORTS TEAM ANALYSIS AND                    FANTASY SPORTS
TRACKING SYSTEMS                            ENTERPRISES, INC.
OF MISSOURI, INC.



By: Alan Leib                               By:_____________________________

Title: President                            Title: _________________________

Signature: __________________________       Signature: _____________________

Date: _______________________________       Date: __________________________



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

                                    EXHIBIT B
                                  Compensation


1. Base Fee. In consideration for the rights and licenses granted under this Agreement, FSE shall pay to STATS a fee for the hosting, administration, operation and customer service of the Games (the "Fee"). The Fee shall be due and payable to STATS as follows:

         Amount            Due and Payable
         ------            ---------------
         $16,000           September 1, 2003
         $16,000           October 1, 2003
         $18,000           November 1, 2003
         $18,000           December 1, 2003
         $20,000           January 1, 2004
         $20,000           February 1, 2004
         $20,000           March 1, 2004
         $20,000           April 1, 2004
         $20,000           May 1, 2004
         $20,000           June 1, 2004
         $20,000           July 1, 2004
         $20,000           August 1, 2004
         $20,000           September 1, 2004
         $20,000           October 1, 2004
         $20,000           November 1, 2004
         $20,000           December 1, 2004


2. Additional Games. FSE shall have the right to request development of up to an additional three (3) game engines (the "Additional Game") throughout the Term at no additional charge. Upon STATS' acceptance of such request or requests, FSE shall pay STATS a development and license fee in the amount of $10,000 per game in consideration for the development and operation of each Additional Game (the "Additional Games Fee") beyond the first three. The Additional Games fee shall be due and payable upon execution of a written addendum hereto setting forth the specifications for any such Additional Games. Furthermore, STATS will develop any private label games based on FSE's current games for no additional charges.

3. STATS Incentive Compensation. As further consideration for STATS' services to FSE hereunder, STATS shall share in any FSE Net Profit (as hereinafter defined) as follows:

     (a)  STATS shall not participate in the first $350,000 of FSE Net Profit;

     (b)  STATS shall receive 100% of the next $150,000 of FSE Net Profit; and

     (c) STATS shall receive 40% of any additional FSE Net Profit from $500,000-$750,000, 45% of any additional FSE Net Profit from $750,000- $1 million, and thereafter Stats shall receive 50% of any additional FSE Net Profit.

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

For the purposes hereof, "FSE Net Profit" shall mean the net income of FSE for the period of January 1, 2004 through December 31, 2004 based upon the P&L statement as prepared by FSE'S outside auditors to be presented to STATS no later than March 15, 2005. FSE shall warrant that the calculation of FSE Net Profit shall be substantially similar to past years and shall include no corporate charges from FSE corporate parent or affiliated company. Any share of FSE Net Profit due STATS hereunder shall be payable to STATS as follows: upon receipt of the June 2004 FSE P&L Statement based on actual profits year to date with final payment of the balance due upon receipt of the annual FSE P&L Statement for 2004 as contemplated above.

4. Free Games on Nascar.com. In the event FSE obtains the right to run free-to-play fantasy games on NASCAR.com ("NASCAR.com Games"), FSE shall so notify STATS and STATS shall perform services with respect to such NASCAR.com Games consistent with the services provided with respect to the Games. In consideration for such services with respect to the NASCAR.com Games, FSE shall pay to STATS (i) an Additional Technical Services and License Fee in the amount of $75,000, payable prior to the launch of such NASCAR.com Games and (ii) an incremental fee of $.10 per user for each user above a threshold of 125,000 users.

5. Late Payments. Any late payments of the above noted fees shall bear interest at the rate per annum equal to the lesser of (i) one and one-half percent (1 1/2%) per month or (ii) the highest rate permitted under applicable law.

6.   Reporting Requirements.

     (a) FSE Reporting  Requirements.  FSE shall forward to STATS, within twenty
(20) days after the end of each month, a monthly FSE P&L statement, as well as an annual P&L statement prepared by FSE's outside auditors no later than March 15, of the following calendar year.

     (b) Books and Records. Each party shall maintain separate accounts and records at their principal place of business as are necessary for the determination of all amounts due the other party under this Agreement. Each party shall also have the right to hire an independent auditor to inspect the other party's records and books of account for the purpose of verifying the sums due to the other party hereunder. The auditing party shall give the other party not less than five (5) business days advance written notice of any audit. The auditor shall not disclose to the auditing party or any other third party the contents of the books and records being audited other than the information necessary to determine whether the party being audited has paid all amounts due to the other party pursuant to this Agreement. If such audit reflects that a party has underpaid the other party any amounts due hereunder by five percent (5%) or more, the party being audited shall bear the cost of such audit. Any underpaid amounts shall be immediately due and payable and shall bear interest at the rate of ten percent (10%) per annum from the date such amounts should have been paid.

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